UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2022

JV GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4405 Peter Road, Plantation, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 931-9244

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders

On February 16, 2022, the Board, by unanimous written consent, adopted resolutions authorizing the following (collectively, the “Resolutions”):

●	an amendment to the Articles of Incorporation, as amended, of the Company (the “Certificate”) to (a) decrease the authorized number of shares of Common Stock from 1,000,000,000 to 250,000,000 (the “Authorized Common Decrease”), and (b) decrease the authorized number of shares of “Blank-Check” Preferred Stock from 25,000,000 to 5,000,000 (the “Authorized Preferred Decrease” and, with the Authorized Common Decrease, the “Authorized Decrease”);

●	an amendment to the Certificate to change the Company’s name from “JV Group, Inc.” to “Awaysis Capital, Inc.” (the “Name Change”);

●	a change of the Company’s ticker symbol “ASZP” to “AWYS” or such other available symbol as determined by the President of the Corporation (the “Ticker Symbol Change”); and

●	to adopt the 2022 Omnibus Award Incentive Plan (the “2022 Plan”), pursuant to which 19,775,931 shares of the Company’s common stock are reserved for grant thereunder.

The Resolutions with respect to the Authorized Decrease, the Name Change, and the 2022 Plan will be described in more detail in the Company’s Preliminary and Definitive Information Statements on Schedule 14C to be filed with the U.S. Securities and Exchange Commission (the “14C”).

Also on February 16, 2022, Harthorne Capital Inc., the owner of approximately 99.2% of the common stock of the Company, adopted, ratified and confirmed the Resolutions as resolutions of the stockholders of the Company, with the same force and effect as if they were adopted at a duly constituted meeting of the stockholders of the Company.

The Company intends to effect the Authorized Decrease, the Name Change and the 2022 Plan only upon filing of all applicable documents with the Securities and Exchange Commission (the “SEC”), including the 14C, and the expiration of all applicable waiting periods under SEC rules and regulations, including pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. Furthermore, the Company will not effect the Name Change or the Ticker Symbol Change until it receives all applicable approvals from FINRA.

Item 8.01   Other Events.

The information set forth in Item 5.07 is incorporated by reference into this Item 8.01.

The Board adopted as the general business plan and model of the Corporation, the following:

The Company seeks to own and grow a stable, cash generating, diversified portfolio of single family and luxury resort/residence properties in the Caribbean, U.S., Europe and South America. The Company intends to create value through targeting and acquisition, development and up-cycling, rebranding and repositioning of currently undervalued operating and shovel-ready residential/resort communities in global travel destinations. These assets would then be relaunched under the Company’s brand to create a network of residential and resort enclave communities that will optimize both sales and rental revenues, providing attractive returns to owners and exceptional vacation experiences to travelers.

The Company will provide updates as its business plan is further developed.

Item 9.01   Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2022

JV GROUP, INC.

By:	/s/ Andrew Trumbach
Name:	Andrew Trumbach
Title:	President and CFO